Exhibit 12.1

Digital Realty Trust, Inc. and Subsidiaries

Statement of Computation of Ratios

(in thousands, except ratios)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Income from continuing operations before noncontrolling interests	$46,717	$51,681	$320,449	$216,047	$162,126	$105,412	$91,234
Interest expense	47,374	48,078	189,399	157,108	149,350	137,384	88,442
Interest within rental expense (1)	1,320	950	7,687	3,410	2,847	2,604	2,633
Noncontrolling interests in consolidated joint ventures	(112)	(146)	(595)	444	324	288	(140)

Earnings available to cover fixed charges	$95,299	$100,563	$516,940	$377,009	$314,647	$245,688	$182,169
Fixed charges:
Interest expense	$47,374	$48,078	$189,399	$157,108	$149,350	$137,384	$88,442
Interest within rental expense (1)	1,320	950	7,687	3,410	2,847	2,604	2,633
Capitalized interest	5,311	5,343	26,277	21,456	17,905	10,241	9,196

	54,005	54,371	223,363	181,974	170,102	150,229	100,271
Preferred stock dividends	11,726	8,054	42,905	38,672	25,397	37,004	40,404

Fixed charges and preferred stock dividends	$65,731	$62,425	$266,268	$220,646	$195,499	$187,233	$140,675
Ratio of earnings to fixed charges	1.76	1.85	2.31	2.07	1.85	1.64	1.82
Ratio of earnings to fixed charges and preferred stock dividends	1.45	1.61	1.94	1.71	1.61	1.31	1.29

(1)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).

Digital Realty Trust, L.P. and Subsidiaries

Statement of Computation of Ratios

(in thousands, except ratios)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Income from continuing operations before noncontrolling interests	$46,717	$51,681	$320,449	$216,047	$162,126	$105,412	$91,234
Interest expense	47,374	48,078	189,399	157,108	149,350	137,384	88,442
Interest within rental expense (1)	1,320	950	7,687	3,410	2,847	2,604	2,633
Noncontrolling interests in consolidated joint ventures	(112)	(146)	(595)	444	324	288	(140)

Earnings available to cover fixed charges	$95,299	$100,563	$516,940	$377,009	$314,647	$245,688	$182,169
Fixed charges:
Interest expense	$47,374	$48,078	$189,399	$157,108	$149,350	$137,384	$88,442
Interest within rental expense (1)	1,320	950	7,687	3,410	2,847	2,604	2,633
Capitalized interest	5,311	5,343	26,277	21,456	17,905	10,241	9,196

	54,005	54,371	223,363	181,974	170,102	150,229	100,271
Preferred unit distributions	11,726	8,054	42,905	38,672	25,397	37,004	40,404

Fixed charges and preferred unit distributions	$65,731	$62,425	$266,268	$220,646	$195,499	$187,233	$140,675
Ratio of earnings to fixed charges	1.76	1.85	2.31	2.07	1.85	1.64	1.82
Ratio of earnings to fixed charges and preferred unit distributions	1.45	1.61	1.94	1.71	1.61	1.31	1.29

(1)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).